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                                                                      EXHIBIT 23

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



We consent to the incorporation by reference in the registration statements of Citation Corporation on Form S-8 (File No. 33-93630, File No. 33-93652, File
No. 333-4206, and File No. 333-4026) of our report, dated November 17, 1997, on our audits of the consolidated financial statements and financial statement schedules of Citation Corporation and subsidiaries as of September 28, 1997 and September 29, 1996, and for each of the three years in the period ended September 28, 1997, which report is included in this Annual Report on Form 10-K.



COOPERS & LYBRAND L.L.P.

/s/ Coopers & Lybrand L.L.P.


Birmingham, Alabama
December 17, 1997


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